IMPORTANT INFORMATION
Acceptance of limitations: The information in this presentation (the "Material") is furnished by Corem Property Group AB (publ),
556463-9440, ("Corem" or the "Company")
solely for the recipient's information in connection with Corem's public offering to purchase all shares in Klovern AB (publ), 556482-5833, ("Klovern") (the "Offer"). By reading the Material, the reader agrees to be bound by the terms, conditions, limitations and notifications described below. The Material has been prepared exclusively in relation to the Offer and no part of this Material or the information it contains may be disclosed, reproduced or distributed for any other reasons then to assess the Offer. References to "Corem", the "Company" and the "Group" refer in this Material to Corem Property Group AB (publ) and its subsidiaries, unless otherwise indicated by the context.
Use of the Material: This Material does neither constitute an offer to sell nor a solicitation of an offer to buy any securities, and it does in no way constitute any form of commitment or recommendation in relation thereto. No representation or warranty (expressed or implied) is made as to, and no reliance should be placed on, the fairness, accuracy or completeness of the information in the Material. The content of this Material is not to be construed as legal, credit, business, financial, investment or tax advice.
No financial, credit or business advice: Nordea Bank Abp, org.nr 2858394-9 and Swedbank AB (publ), org.nr 502017-7753 (the "Joint Global Coordinators") are not giving and are not intending to give financial, credit, investment, legal or tax advice to any potential investor, and this Material shall not be deemed to be financial, credit, investment, legal or tax advice from the Joint Global Coordinators to any potential investor. Participation, by accepting the Offer, involves risk and several factors could cause the actual results or performance of the Company to be different from what may be expressed or implied by statements contained in this Material. Investors should not accept the Offer or sell or purchase any financial instruments or securities only on the basis of the information provided herein and acknowledge that each investor will be solely responsible for and rely on its own assessment of the market and the market position of Corem and Klovern and that it will conduct its own analysis and be solely responsible for forming its own view of the potential future performance of Corem, Klovern and the companies' combined. Investors are encouraged to request from the Company and other sources such additional information as they require to enable them to make informed investment decisions, to seek advice from their own legal, tax and financial advisors and to exercise an independent analysis and judgment of the merits of the Company.
Neither of the Joint Global Coordinators, nor any of their respective affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of the Joint Global Coordinators in connection with the Material, any statement contained herein, the Offer or otherwise.
No liability: Although the Company has endeavoured to give a correct and complete picture of the Company and the Group, and as all information regarding Klovern in this Material has been furnished from publicly available sources, neither the Joint Global Coordinators nor any of the Joint Global Coordinators' subsidiaries, directors, officers, employees, advisors or representatives (collectively the "Representatives") have independently verified the information in this Material. Neither the Company, the Joint Global Coordinators nor any of its Representatives may be held liable for any loss or damage of any kind, whether direct or indirect, arising from the use of this Material.
Information sources: The information in this Material is presented by the Company or constitutes publicly available material and has been produced by the Company assisted by the Joint Global Coordinators exclusively for information purposes. Only a limited due diligence regarding the Company has been carried out in connection with the preparation of this Material. Thus, there may be risks related to the Company which are not included in this Material and which could have a negative effect on Corem's, Klovern's and/or the combined company's operations, financial position, earnings and result. No information in this Material has been independently verified by the Joint Global Coordinators or any advisors to the Company or the Joint
Global Coordinators. The information relating to Corem and Klovern does not constitute a complete overview of Corem or Klovern and must be supplemented by the reader wishing such completeness.
Forward looking statements: Certain information contained in this Material, including any information on the Company's plans or future financial or operating performance and other statements that express the Company's expectations or estimates of future performance, constitute forward-looking statements (when used in this document, the words "may", "will", "plans", "intends", "projects", "targets", "forecasts", "seeks", "could", "anticipates", "believes", "estimates" and "expects" and similar expressions, or the negative of such terms, as they relate to the Company, Klovern or any of the companies' management, are intended to identify forward-looking statements). Such statements are based on a number of estimates and assumptions that, while considered reasonable by Company's management at the time, are subject to significant business, economic and competitive uncertainties, of which many are outside of the Company's control. The Company and the Joint Global Coordinators cautions that such statements involve known and unknown risks, uncertainties and other factors that may cause the actual financial results, performance or achievements of the Company to be materially different from the Company's estimated future synergies, results, performance or achievements expressed or implied by those forward-looking statements.
Any such forward-looking statements speak only as of the date on which they are made and neither Corem nor Klovern has (or undertakes) any obligation to update or revise any of them, whether as a result of new information, future events or otherwise, except for in accordance with applicable laws and regulations.
Notice to US Investors: The Offer is being made in the United States in compliance with, and in reliance on, Section 14(e) of the US
Securities Exchange Act of 1934 (the "Exchange Act") and Regulation
14E thereunder and the exemption therefrom provided by Rule 14d-1(d) under the Exchange Act. The Offer is being made in the United
States by Corem and no one else.
The Offer is subject to disclosure and procedural requirements of Sweden which are different from those in the United States. In addition, the payment and settlement procedure with respect to the Offer will comply with the relevant Swedish rules, which differ from US payment and settlement procedures. Neither the SEC, nor any securities commission of any state of the United States has approved the Offer, passed upon the fairness of the Offer or passed upon the adequacy or accuracy of this announcement. Any representation to the contrary is a criminal offence in the United States.
It may be difficult for US holders of shares in Klovern to enforce their rights and claims arising out of US laws, since Klovern and Corem are located in countries other than the United States, and some or all of their officers and directors may be residents of countries other than the United States. Holders in the United States may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's judgment.
Securities may not be offered or sold in the United States absent registration under the US Securities Act of 1933 (the "Securities Act"), or pursuant to an exemption from such registration. The new Corem shares to be issued pursuant to the Offer are not, and will not be, registered under the Securities Act or under the securities laws of jurisdiction of the United States and will be issued to Klovern shareholders in the United States in reliance on the exemption from registration provided by Rule 802 under the Securities
Act and in reliance on available exemptions from any state law registration requirements. The new Corem shares issued pursuant to the Offer will be "restricted securities" within the meaning of Rule
144(a)(3) under the Securities Act to the same extent and proportion as the Klovern shares for which they were exchanged in the proposed merger. Neither the US Securities and Exchange Commission nor any US state securities commission has approved or disapproved of the new Corem shares offered in connection with the Offer or determined if this document is accurate or complete.
Any representation to the contrary is a criminal offence.
In accordance with the exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder with respect to the new Corem shares to be issued in connection with the proposed merger, Corem will submit to the US Securities and Exchange Commission any informational document it publishes or otherwise disseminates to holders of Klovern shares related to the proposed merger.
Financial information: This Material contains financial information regarding the businesses and assets of Corem and Klovern. Such financial information may not have been audited, reviewed or verified by any independent accounting firm. Hence, such financial information might not have been produced in accordance with applicable or recommended accounting principles and may furthermore contain errors and/or miscalculations. The inclusion of financial information in this Material should not be regarded as a representation or warranty by the Company or the Joint Global
Coordinators, or any of their respective Representatives as to the accuracy or completeness of such information's portrayal of the financial condition or results of operations of Corem or Klovern.
Actuality: The Material is dated 20 May 2021. Neither the Company nor the
Joint Global Coordinators can guarantee that there has not been any change in the affairs of the Company since such date, nor do they intend to, and assume no obligation to, update or correct any information included in the Material. The Material may however be changed, supplemented or corrected without notification.
Conflicts of interest: The Joint Global Coordinators and its clients and/or employees may hold shares, options or other securities of any issuer referred to in this report and may, as principal or agent, buy or sell such securities. Furthermore, the Joint Global Coordinators has engaged in, and may in the future engage in, investment banking and/or commercial banking or other services for Corem and Klovern in its ordinary course of business. Accordingly, conflicts of interest may exist or may arise as a result of the Joint Global Coordinators having previously engaged, or will in the future engage, in transactions with other parties, having multiple roles or carrying out other transactions for third parties with conflicting interests.
Prospectus: The Material does not constitute an offer document for purposes of regulation (EU) 2021/528 or a prospectus for purposes of the EU Prospectus Regulation (Regulation (EU) 2017/1129). Accordingly, the Material has not been approved by any supervisory authority.
Distribution: Neither this Material nor any copy of it or the information contained herein is being issued, released, published or distributed nor may this Material, any copy of it or the information contained herein be issued, released, published or distributed, directly or indirectly, in or into, Australia, Canada, Hong Kong, Japan, New Zealand or South Africa or any other jurisdiction in which such distribution would be unlawful or would require registration or other measures.
The distribution of this Material in other jurisdictions may be restricted by law and persons into whose possession this Material comes should inform themselves about, and observe, such restrictions. Any failure to comply with these restrictions may constitute a violation of the laws of any such other jurisdiction.
Applicable law: The Material is subject to Swedish law, and any dispute arising in respect of the Material is subject to the exclusive jurisdiction of Swedish courts (with District court of Stockholm as court of first instance).



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THE OFFER REPRESENTS AN ATTRACTIVE VALUATION
Overview of valuation of peers in relation to the Offer
P/EPRA NAV

















1.1	2 3 4 5 Creation of a leading Nordic real estate
company with focus on growth regions
CREATING ONE OF THE LARGEST COMMERCIAL REAL ESTATE COMPANIES IN THE NORDICS Market value of properties for selected commercial real estate companies SEKbn





Source: Latest available company information as of 17 May 2021.
Note: Real estate companies with focus on residential properties, community service properties and hotels have been excluded in the comparison.
1) Value includes properties classified as current assets.


12


1.2	2 3 4 5 Creation of a leading Nordic real estate
company with focus on growth regions
LOGICAL PORTFOLIO COMBINATION-ENHANCED SCALE AND
COMPLEMENTARY OPERATION FEATURES

 Lettable area
(million sq.m.)
1.0
2.4
3.4
Portfolio value (SEKbn)
15
603
753
Ongoing projects
(SEKbn)2
0.8
2.4
3.2
NOI 2020 (SEKm)
668
2,194
2,862
NOI margin 2020 (%)
75%
67%
68%





Source: Company information as of 31 March 2021 or otherwise stated.
1) Corem's region Smaland is included in East and Corem's region South included in West.
2) Estimated investment largest projects. 3) Value includes properties classified as current assets.


13





1.4	2 3 4 5 Creation of a leading Nordic real estate company with focus on growth regions
STRONGER COMBINED OFFERING TO A HIGH-QUALITY TENANT BASE





Source: Company information.
Note: Top 10 tenants as of 31 December 2020, ranked by percentage of total contracted rental income.


15


1.5	2 3 4 5 Creation of a leading Nordic real estate company with focus on growth regions
SOLID GROWTH POTENTIAL FROM COMBINED DEVELOPMENT EXPERTISE
Project and property development is an important part of the combined company's business which creates future value in the portfolio
Several major commercial projects are ongoing, totaling >SEK 3bn1 while the attractive pipeline totals around SEK 5bn2
ONGOING PROJECTS	PLANNED PROJECTS







62,000
44,434
24,900

74,988
360,750






Ongoing commercial
Ongoing commercial
Ongoing

Planned commercial
Planned residential
projects, sq.m.
projects, Klovern, sq.m.
residential projects,
Klovern (Tobin), sq.m.

projects, Klovern, sq.m.
projects, Klovern
(incl. Tobin), sq.m.





Source: Company information as of 31 March 2021.
1) Includes only the estimated investment for the largest projects in respective company. 2) Largest planned projects in Klovern.


16























Q&A



24














ORDINARY SHARE OF CLASS D OVERVIEW

General
-The combined company will have four classes of shares, ordinary shares of class A, ordinary shares of class B, ordinary shares of class D (after the AGM on 29 April) and preference shares.
-Ordinary shares of class D rank pari passu with the ordinary shares of class A and B in liquidation, up to an amount equal to a maximum of SEK 300 for each ordinary share of class D.

Dividends
-If declared, dividends per year are paid in 4 equal quarterly instalments, starting June 2021.
-In case of payment of dividend on ordinary shares of class A and B, ordinary shares of class D will be allocated 50 times the amount of distributable profit allocation to ordinary shares of class A and B. -Ordinary shares of class D will not receive a dividend in excess of a dividend cap, which may be amended upwards. -Notwithstanding the dividend cap, there is no agreed or implied yield on the ordinary shares of class D and the combined company does not owe any dividends on the ordinary shares of class D unless so declared by its shareholders at a general meeting.

Dividend cap
-Dividend cap means an amount of SEK 20.00 per ordinary share of class D per year.
-If the dividend on ordinary shares of class D is lower than SEK 20.00, the maximum permitted dividend of SEK 20.00 shall be increased so that the shortfall up to SEK 20.00 per year may be distributed later if sufficient dividends on ordinary shares are declared subsequently, whereupon the maximum permitted dividend shall be SEK 20.00.

Redemption and	? Ordinary shares of class D come with an
unlimited term and have no pre-defined redemption rights.
repurchase	? All shares in Sweden can be repurchased
in accordance with Swedish companies act.

Dissolution of the
company
-In the event of dissolution, preference shares are
entitled to SEK 450.00 from the company's distributed proceeds before any proceeds are distributed to holders of ordinary shares.
-All ordinary shares have the same right to the
companys' distributed proceeds. However, ordinary shares of
class D are only entitled to a maximum of SEK
300.00.
-It should be noted that in the event of dissolution,
the share capital of the company would be divided between the ordinary shareholders after the preference shareholders have received their allotment of the capital.
Hence, the actual distributed proceeds in respect of the ordinary shares of class D may fall short of the cap of SEK 300.00.
Voting rights	?	Each ordinary share of class D has one
tenth (1/10) of voting rights of an ordinary share of class A.

Listing and Trading
-Listed on Nasdaq Stockholm.
-Ordinary shares of class D will trade unit-wise.




Source: Company information.




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